Exhibit 10.5

DEFERRED STOCK UNIT AWARD AGREEMENT
FOR THE NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM

UNDER THE DIAMONDROCK HOSPITALITY COMPANY
2016 EQUITY INCENTIVE PLAN
Name of Grantee:
Number of DSUs Granted:
Grant Date: __, 20__
1.Award. Pursuant to the DiamondRock Hospitality Company 2016 Equity Incentive Plan as amended through the date hereof (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants to the Grantee named above the number of Deferred Stock Units (“DSUs”) specified above. This Award represents a promise to pay to the Grantee at a future date, subject to the restrictions and conditions set forth herein and in the Plan, a number of shares of common stock, par value $0.01 per share (the “Stock”) of the Company equal to the number of DSUs. The DSUs are being granted in accordance with the terms of the Company’s Amended and Restated Non-Employee Directors’ Deferred Compensation Program, effective April 28, 2010, as amended through the date hereof (the “Program”).

2.Restrictions and Conditions. The DSUs are subject to restrictions as set forth herein and in the Plan.

3.Vesting of DSUs. The DSUs granted hereunder shall be fully vested on the Grant Date.

4.Timing and Form of Payout. The DSUs will be paid to the Grantee in the form of shares of Stock at the time and in the manner specified in the Program.

5.Voting Rights and Dividends. Until such time as the DSUs are paid out in shares of Stock, the Grantee shall not have voting rights. However, all dividends and other distributions paid with respect to the shares of Stock covered by the DSUs shall accrue and shall be converted to additional DSUs as specified in the Program.

6.Change in Control. In the event of a Change in Control of the Company prior to the payout of shares of Stock, all DSUs shall be treated as specified in the Program.

7.Beneficiary Designation. The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.

Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8.Continuation of Service as Director. This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Grantee’s service at any time.

9.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Program, unless a different meaning is specified herein.

10.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, the Operating Partnership and their subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.Notices. Notices hereunder shall be mailed or delivered as specified in the Program.

DiamondRock Hospitality Company
By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:
Grantee’s Signature
Grantee’s name and address: